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                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                          Years ended December 31,
                                                          ------------------------
                                                    2003            2002            2001
                                                    ----            ----            ----
Average basic common shares outstanding           2,638,360       2,630,931       2,625,241
                                                 ==========      ==========      ==========
Average diluted common shares outstanding         2,641,887       2,634,558       2,626,014
                                                 ==========      ==========      ==========
Net income                                       $2,060,109      $1,923,138      $1,059,078
                                                 ==========      ==========      ==========
Basic and diluted earnings per common share      $     0.78      $     0.73      $     0.40
                                                 ==========      ==========      ==========
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